Exhibit 99.2

Momentus Publishes Letter to Shareholders Highlighting Progress

Advancing mission execution, commercial momentum, revenue growth, and stronger balance sheet

SAN JOSE, Calif. — May 5, 2026 — Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company specializing in satellite technology, space transportation, and in‑orbit services, today announced that it has released a Letter to Shareholders from CEO John Rood, detailing the company’s progress in winning new contracts, growing revenue, retiring its debt, and strengthening its balance sheet.

The letter outlines key achievements across mission execution, technology development, and commercial expansion.

“Our team continues to demonstrate disciplined execution,” said CEO John Rood in the letter. “We remain focused on delivering for our customers, strengthening our operational foundation, and positioning Momentus for long‑term growth.”

Highlights from the Letter to Shareholders include:

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Strong execution: Momentus launched its Vigoride 7 spacecraft to orbit on March 30, 2026 on the SpaceX Transporter 16 launch vehicle.  Vigoride 7’s mission features demonstrations of cutting-edge space technologies and operations planned over the next several months.

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Space Force budget increase: The FY2027 U.S. Space Force budget request of $71 billion—more than double last year’s allocation—potentially represents an historic inflection in government space spending.

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Government contract awards accelerating: Momentus holds active contracts with DARPA, the U.S. Air Force Research Labs (AFRL) SpaceWERX organization, the U.S. Space Force’s Space Development Agency (SDA), NASA, and the Missile Defense Agency, including the SHIELD IDIQ— where Momentus has the right to compete for contracts in a $151 billion, 10-year national defense contract vehicle tied to the Golden Dome missile defense initiative.  Momentus is cleared to Top Secret and positioned to compete for classified programs.

•	Revenue inflection: Momentus forecasts revenue of $10.0 million in 2026, a 9X increase over $1.1 million in 2025, driven by milestone-based contracts with NASA and the U.S. Department of Defense.

•	Strengthened balance sheet: Cash on hand increased to $26.2 million as of April 23 2026, up from $12.8 million at year-end 2025, which we estimate provides us with at least a 12-month runway.

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Fundamental Institutional Investor Support:  On April 16, 2026, we closed a $5 million private placement of common stock priced at the market under Nasdaq rules with a fundamental institutional investor.

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Convertible Debt Retired:  As of April 17, 2026, the Company’s remaining $1.35 million convertible debt outstanding as of December 31, 2025 has been retired.  As of the date of this letter, Momentus has no outstanding debt.

•	Vigoride 8 already sold out: The next orbital service vehicle mission, planned for 2027, is fully subscribed with NASA-awarded contracts, demonstrating continued customer demand.

The full CEO Letter to Shareholders is now available on the company’s investor relations website.  investors.momentus.space

About Momentus

Momentus is a U.S. commercial space company offering satellites, satellite components, and in-space transportation and infrastructure services. Through its Vigoride orbital service vehicle, the company delivers hosted payload support, last-mile delivery, and servicing capabilities tailored to scalable mission architectures.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected filing of the Company’s Form 10-K and Form 10-Q and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 31, 2026, as such factors may be updated from time to time in our other filings with the Commission, accessible on the Commission’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investors: investors@momentus.space

Media: press@momentus.space